Exhibit 99.1

IEC ANNOUNCES FISCAL 2018 THIRD QUARTER RESULTS

Newark, New York, August 8, 2018 - IEC Electronics Corp. (NYSE American: IEC) today announced results for the fiscal 2018 second quarter ended June 29, 2018.

IEC reported revenues of $29.8 million for the third quarter of fiscal 2018, an increase of 12% as compared to revenues of $26.5 million for the fiscal 2017 third quarter ended June 30, 2017. Gross profit margin for the third quarter of fiscal 2018 was 11.3% as compared to 14.0% in the same quarter last year. Selling and administrative expenses increased to $2.8 million but decreased slightly as a percentage of sales to 9.5%, as compared to $2.6 million or 9.8% of sales in the third quarter of fiscal 2017. The Company reported net income of $0.2 million for the third quarter of fiscal 2018, or $0.02 per share, compared to net income of $0.8 million, or $0.08 per share, in the third quarter of fiscal 2017.

Revenues for the first nine months of fiscal 2018 increased 20% to $82.7 million as compared to $68.8 million in the same period of fiscal 2017. Gross profit margin for the first nine months of fiscal 2018 improved to 11.7% as compared to 11.3% in the first nine months of fiscal 2017. Selling and administrative expenses increased to $8.5 million but decreased as a percentage of sales to 10.3%, as compared to $7.7 million or 11.2% of sales in the first nine months of fiscal 2017. Net income for the first nine months of fiscal 2018 was $1.3 million, or $0.12 per share, compared to a net loss of $0.7 million, or a loss of $0.07 per share, in the same prior year period.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “We continue to see many positive signs of growth in our business as we execute our go-to-market strategy. Our fiscal 2018 third quarter revenue was lower than anticipated due to the global component shortages affecting the electronics industry. Based upon firm order commitments from our customers, we acquired materials, staffed accordingly and fully intended to deliver an additional $4 million in customer orders during the third quarter. However, due to numerous supplier de-commits and late deliveries, the orders that went unfulfilled we expect will shift into our fiscal 2018 fourth quarter, similar to what occurred from our fiscal 2018 first quarter to our fiscal 2018 second quarter. Because of this shift, our margins were under pressure during the third quarter due to higher levels of overhead and workforce staffing necessary to meet the expected volumes. Notwithstanding the aforementioned raw material constraints, I am pleased to report we experienced meaningful backlog growth with a book to bill ratio greater than 1.8:1 in our fiscal 2018 third quarter, a sequential increase over fiscal 2018 second quarter of 1.1:1, as our customers continued to outsource a greater share of work to IEC.

Mr. Schlarbaum continued, “We have restored and continue to enhance our reputation as a reliable and consistent manufacturing partner for the life-saving and mission critical products in which we specialize. Furthermore, our backlog has increased more than 70% since the beginning of fiscal 2018 and we remain focused on continuing to expand our new business pipeline with existing and new customers. We believe our targeted go-to-market strategy, improved operations and expertise in our addressable markets position us well to continue to grow our leadership position.”

Exhibit 99.1

Conference Call:

IEC will host a conference call, today, Wednesday, August 8, 2018 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2018 third quarter.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.
A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919)882-2331. Callers must enter conference ID: 34362.
To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.investorcalendar.com/event/34362. An online replay will be available shortly after the call.
About IEC Electronics
IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100D, ISO 13485, and Nadcap.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.
Note Regarding Forward-Looking Statements

References in this report to “IEC,” “IEC Electronics,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “optimistic,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; variability of our operating results; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries;

Exhibit 99.1

variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; risks related to the accuracy of the estimates and assumptions we used to revalue our net deferred tax assets in accordance with the Tax Cuts and Jobs Act of 2017; the types and mix of sales to our customers; intellectual property litigation; our ability to maintain effective internal controls over financial reporting; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Audra Gavelis
Director of Marketing & Investor Relations
IEC Electronics Corp.
(315) 332-4559
agavelis@iec-electronics.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 29, 2018 and SEPTEMBER 30, 2017
(unaudited; in thousands, except share and per share data)

	June 29, 2018	September 30, 2017
ASSETS
Current assets:
Cash	$—	$—
Accounts receivable, net of allowance	19,668	17,887
Inventories	26,074	15,605
Other current assets	1,222	1,018
Total current assets	46,964	34,510

Property, plant and equipment, net	18,806	17,777
Deferred income taxes	1,010	—
Other long term assets	127	160
Total assets	$66,907	$52,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,172	$987
Current portion of capital lease obligation	302	215
Accounts payable	17,582	13,046
Accrued payroll and related expenses	2,127	1,013
Other accrued expenses	501	444
Customer deposits	2,401	1,611
Total current liabilities	24,085	17,316

Long-term debt	17,800	14,023
Long-term capital lease obligation	7,103	5,362
Other long-term liabilities	1,804	1,317
Total liabilities	50,792	38,018

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:
500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,303,571 and 11,252,566 shares, respectively
Outstanding: 10,248,083 and 10,197,078 shares, respectively	102	102
Additional paid-in capital	47,186	46,789
Accumulated deficit	(29,584)	(30,873)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	16,115	14,429
Total liabilities and stockholders’ equity	$66,907	$52,447

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE and NINE MONTHS ENDED JUNE 29, 2018 and JUNE 30, 2017
(unaudited; in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017

Net sales	$29,782	$26,489	$82,706	$68,833
Cost of sales	26,423	22,781	73,045	61,050
Gross profit	3,359	3,708	9,661	7,783

Selling and administrative expenses	2,833	2,604	8,543	7,711
Operating income	526	1,104	1,118	72

Interest and financing expense	322	255	834	703
Income/(loss) before income taxes	204	849	284	(631)

Income tax expense/(benefit)	—	43	(1,005)	43

Net income/(loss)	$204	$806	$1,289	$(674)

Net income/(loss) per common share:
Basic	$0.02	$0.08	$0.12	$(0.07)
Diluted	$0.02	$0.08	$0.12	$(0.07)

Weighted average number of shares outstanding:
Basic	10,243,286	10,193,200	10,221,869	10,176,626
Diluted	10,556,764	10,193,200	10,467,112	10,176,626